EXHIBIT 10.7

NATIONAL MERCANTILE BANCORP

1994 STOCK OPTION PLAN

1.	Purpose.

The purpose of this 1994 Stock Option Plan (the “1994 Plan”) of NATIONAL MERCANTILE BANCORP, a California corporation (the “Company”), is to secure for the Company and its shareholders the benefits arising from stock ownership by selected executive and other key employees of the Company or its subsidiaries as the Board of Directors of the Company (“Board”), or any committee to which responsibility for administration of the 1994 Plan has been delegated pursuant to paragraph 2, may from time to time determine. The 1994 Plan will provide a means whereby such employees (i) may purchase shares of the Common Stock of the Company pursuant to options which will qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as from time to time amended, or any successor statute of similar purpose (the “Code”), (ii) may purchase shares of the Common Stock of the Company pursuant to “non-incentive” or “non-qualified” stock options and (iii) may receive shares of the Common Stock of the Company, or cash in lieu thereof, pursuant to stock appreciation rights granted in tandem with such options.

2.	Administration.

The 1994 Plan shall be administered by the Board, all of whom shall be “disinterested persons” (within the meaning of Rule 16b-3(c) (2) (i) of the Securities Exchange Act of 1934, as amended, (the “1934 Act”) unless and until the Board delegates administration to a committee (“Committee”). Any action of the Board with respect to administration of the 1994 Plan shall be taken by a majority vote or unanimous written consent.

Subject to the provisions of the 1994 Plan, the Board shall have authority (i) to construe and interpret the 1994 Plan and the options and stock appreciation rights granted under it, (ii) to define the terms used herein, (iii) to prescribe, amend and rescind rules and regulations relating to the 1994 Plan, (iv) to determine the individuals the whom and the time or times at which options shall be granted, whether such options will be incentive stock options or non-qualified stock options, whether to include a stock appreciation right with an option and the terms of such right, the terms and provisions of each option granted (which need not be identical) including, without limitation, the number of shares to be subject to each option, the option price, the number of installments, if any, in which each option may be exercised, and the duration of each option, (v) to approve and determine the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for the purposes of the 1994 Plan, (vi) to cancel, at any time and from time to time, with the consent of the affected optionee or optionees, any or all outstanding options and stock appreciation rights granted under the 1994 Plan and the grant and substitution therefor of new options and stock appreciation rights under the 1994 Plan (subject to limitations hereof) covering the same or different number of shares of stock at an option price per share in all events not less than the fair market value on the new grant date, (vii) to determine any restriction, limitation or condition imposed on stock acquired pursuant to the exercise of an option or stock appreciation right (including, but not limited to, repurchase rights, forfeiture restrictions and restrictions on transferability), (viii) to correct any defect, omission or inconsistency in the 1994 Plan or in any agreement thereunder, in a manner and to the extent it shall deem necessary or expedient to make the 1994 Plan fully effective, and (ix) to make all other determinations necessary or advisable for the administration of the 1994 Plan.

The Board may delegate administration of the 1994 Plan to a Committee composed of not fewer than three (3) members of the Board. All of the members of the Committee shall be “disinterested persons” as provided in Rule 16b-3(c) (2) (i) promulgated pursuant to the 1934 Act. The Committee shall have, in connection with the administration of the 1994 Plan, the powers theretofore possessed by the Board as set forth in this 1994 Plan subject, however, to such resolutions, not inconsistent with the provisions of the 1994 Plan, as may be adopted from time to time by the Board. Any action of the Committee with respect to administration of the 1994 Plan shall be taken pursuant to a majority vote or unanimous written consent. The Committee shall report all action taken by it to the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the 1994 Plan.

The Board or Committee, as applicable, shall comply with the provisions of Rule 16b-3 promulgated pursuant to the 1934 Act as in effect from time to time, to the extent applicable to the 1994 Plan or any options or stock appreciation rights granted thereunder. Notwithstanding anything in the 1994 Plan to the contrary, the Board or Committee, as applicable, in its absolute discretion, may bifurcate the 1994 Plan so as to restrict, limit or condition the use of any provision of the 1994 Plan to participants who are subject to Section 16(b) of the 1934 Act, without so restricting, limiting or conditioning the 1994 Plan with respect to other participants.

All determinations and interpretations made by or action of the Board or the Committee shall be binding and conclusive on all participants in the 1994 Plan and their legal representatives and beneficiaries.

3.	Shares Subject to the 1994 Plan.

Subject to adjustment as provided in paragraph 16 hereof, the shares to be offered under the 1994 Plan shall consist of the Company’s authorized but unissued Common Stock, and the aggregate amount of such stock which may be issued upon exercise of all options under the 1994 Plan shall not exceed two hundred thousand (200,000) of such shares. If any option granted under the 1994 Plan shall expire or terminate for any reason (other than surrender at the time of exercise of a related stock appreciation right provided for in paragraph 8 hereof), without having been exercised in full, the unpurchased shares subject thereto shall again be available for options to be granted under the 1994 Plan.

4.	Eligibility and Participation.

Except for Donald D. Thornburg, who is not eligible to participate in the 1994 Plan, all executive and other key employees of the Company or of any subsidiary corporation (as defined in Section 424(f) of the Code) and directors of the Company or of any subsidiary corporation who are regular employees of the Company or of any subsidiary corporation, shall be eligible for selection to participate in the 1994 Plan. An individual who has been granted an option may, if such individual is otherwise eligible, be granted an additional option or options if the Board shall so determine, subject to the other provisions of the 1994 Plan. No person shall be granted an incentive stock option under the 1994 Plan unless such person is an eligible employee as provided by the Code. No incentive stock option may be granted to any person who, at the time the incentive stock option is granted, owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or of its parent or any of its subsidiaries, if applicable), unless the exercise price of such option is at least one hundred ten percent (110%) of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

The aggregate fair market value (determined at the time the incentive stock option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all incentive stock option plans of the Company and its subsidiaries) shall not exceed One Hundred Thousand Dollars ($100,000). Should it be determined that any incentive stock option granted pursuant to the 1994 Plan exceeds such maximum, such incentive stock option shall be considered to be a non-qualified option and not to qualify for treatment as an incentive stock option under Section 422 of the Code to the extent, but only to the extent, of such excess.

All options granted under the 1994 Plan shall be granted within ten years from February 25, 1994.

5.	Duration of Options.

Each option and all rights associated therewith shall expire on such date as the Board may determine, and shall be subject to earlier termination as provided herein; provided, however, that in the case of incentive stock options, each incentive stock option and all rights associated therewith shall expire in any event within ten (10) years of the date on which such incentive stock option is granted.

6.	Purchase Price.

The purchase price of the stock covered by each option shall be determined by the Board, but in the case of incentive stock options, shall not be less than one hundred percent (100%) of the fair market value of such stock on the date the incentive stock option is granted as determined under paragraph 9. The purchase price of the shares upon exercise of an option shall be paid in full at the time of exercise (i) in cash or by check payable to the order of the Company, (ii) by delivery of whole shares of Common Stock of the Company already owned by, and in the possession of the option holder, or (iii) if authorized by the Board or, if specified in the option being exercised, by a promissory note made by option holder in favor of the Company, upon the terms and conditions determined by the Board and secured by the shares issuable upon exercise complying with applicable law (including, without limitation, state, corporate and federal margin requirements), or any combination thereof. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value determined (in accordance with paragraph 9 hereof) as of the close of business on the date of exercise (or if such date is not a business day, as of the close of the business day immediately preceding such date).

7.	Exercise of Options.

Each option granted under this 1994 Plan shall be exercisable in such installments during the period prior to its expiration date as the Board shall determine, but in no event shall any option be exercisable for at least six months after grant except in the case of the death or disability of the option holder; provided that, unless otherwise determined by the Board, if the option holder shall not in any given installment period purchase all of the shares which the option holder is entitled to purchase in such installment period, then the option holder’s right to purchase any shares not purchased in such installment period shall continue until the expiration date or sooner termination of the option holder’s option. No option may be exercised for a fraction of a share and no partial exercise of any option may be for less than one hundred (100) shares.

8.	Stock Appreciation Rights.

If deemed appropriate by the Board, any stock option may be coupled with a stock appreciation right at the time of the grant of the option, or, the Board may grant a stock appreciation right to any person at any time after granting an option to such person prior to the end of the term of such associated option. Such stock appreciation right shall be subject to such terms and conditions not inconsistent with the 1994 Plan as the Board shall impose, provided that:

(1) A stock appreciation right shall be exercisable to the extent, and only to the extent, the associated option is exercisable and shall be exercisable only for such period as the Board may determine (which period may expire prior to the expiration date of the option);

(2) A stock appreciation right shall entitle the option holder to surrender to the Company, unexercised, the option to which it is related, or any portion thereof, and to receive from the Company in exchange therefor that number of shares (rounded down to the nearest whole number) having an aggregate value equal to the excess of the fair market value of one share (determined as thereinafter provided) over the option price per share specified in such option multiplied by the number of shares subject to the option, or portion thereof, which is so surrendered; and

(3) The Board may elect to settle, or the stock appreciation right may permit the optionee to elect to receive (subject to approval by the Board), any part or all of the Company’s obligation arising out of the exercise of a stock appreciation right by the payment of cash equal to the aggregate fair market value of that part or all of the shares it would otherwise be obligated to deliver; provided that in no event shall cash be payable to an officer or director of the Company upon exercise of a stock appreciation right (i) if the stock appreciation right was exercised during the first six months of its term; and (ii) unless the optionee elected to receive cash and the stock appreciation right was exercised during the period beginning on the third business day after the release to the public of a quarterly or annual summary statement of the Company’s sales and earnings and ending on the twelfth business day following such release of information; or (iii) unless the transaction is otherwise exempt from the operation of Section 16(b) of the Securities Exchange Act of 1934.

9.	Fair Market Value of Common Stock.

The fair market value of a share of Common Stock of the Company shall be determined for purposes of the 1994 Plan by reference to the closing price on the principal stock exchange on which such shares are then listed or, if such shares are not then listed on a stock exchange, by reference to the closing price (if a National Market Issue) or the mean between the bid and asked price (if other over-the-counter issue) of a share as supplied by the National Association of Securities Dealers through NASDAQ (or its successor in function), in each case as reported by The Wall Street Journal, for the date on which the option or stock appreciation right is granted or exercised, or if such date is not a business day, for the business day immediately preceding such date (or, if for any reason no such price is available, in such other manner as the Board may deem appropriate to reflect the then fair market value thereof).

10.	Withholding Tax.

Upon (i) the disposition by an employee or other person of shares of Common Stock acquired pursuant to the exercise of an incentive stock option granted pursuant to the 1994 Plan within two years of the granting of the incentive stock option or within one year after exercise of the incentive stock option, (ii) the exercise of “non-incentive” or “non-qualified” options, or (iii) the exercise of a stock appreciation right, the Company shall have the right to (a) require such employee or such other person to pay the Company the amount of any taxes which the Company may be required to withhold with respect to such shares or (b) deduct from all amounts paid in cash with respect to the exercise of a stock appreciation right the amount of any taxes which the Company may be required to withhold with respect to such cash amounts.

11.	Nontransferability.

An option (and any accompanying stock appreciation right) granted under the 1994 Plan shall, by its terms, be non-transferable by the option holder, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and shall be exercisable during option holder’s lifetime only by the option holder, regardless of any community property interest therein of the spouse of the option holder, or such spouse’s successors in interest. If the spouse of the option holder shall have acquired a community property interest in such option (or accompanying stock appreciation right), the option holder, or the option holder’s permitted successors in interest, may exercise the option (or accompanying stock appreciation right) on behalf of the spouse of the option holder or such spouse’s successors in interest.

12.	Holding of Stock After Exercise of Option.

At the discretion of the Board, any option may provide that the option holder, by accepting such option, represents and agrees, for the option holder and the option holder’s permitted transferees (by will or the laws of descent and distribution), that none of the shares purchased upon exercise of the option or any accompanying stock appreciation right will be acquired with a view to any sale, transfer or distribution of said shares in violation of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any applicable state “blue sky” laws, and the person entitled to exercise the same shall furnish evidence satisfactory to the Company (including a written and signed representation) to that effect in form and substance satisfactory to the Company, including an indemnification of the Company in the event of any violation of the Securities Act of 1933 or state “blue sky” laws by such person.

13.	Termination of Employment.

If a holder of an incentive stock option ceases to be employed by the Company or one of its subsidiaries for any reason other than the option holder’s death or permanent disability, the option holder’s incentive stock option

(and any accompanying stock appreciation right) shall be exercisable for a period of three (3) months after the date option holder ceases to be an employee of the Company or such subsidiary (unless by its terms it sooner expires) to the extent exercisable on the date of such cessation of employment and shall thereafter expire and be void and of no further force or effect. A leave of absence approved in writing by the Board shall not be deemed a termination of employment for the purposes of this paragraph 13, but no option may be exercised during any such leave of absence, except during the first three (3) months thereof. Termination of employment or other relationship with the Company by the holder of a non-qualified stock option will have the effect specified in the individual option agreement, as determined by the Board.

14.	Death or Permanent Disability of Option Holder.

If the holder of an incentive stock option dies or becomes permanently disabled while option holder is employed by the Company or one of its subsidiaries, or dies within not more than three (3) months after termination of employment with the Company or one of its subsidiaries, option holder’s option (and any accompanying stock appreciation right) shall expire one (1) year after the date of such death or permanent disability unless by its terms it sooner expires. During such period after death, such option (and any accompanying stock appreciation right) may, to the extent that it remained unexercised (but exercisable by the option holder according to such option’s terms) on the date of such death, be exercised by the person or persons to whom the option holder’s rights under the option shall pass by option holder’s will or by the laws of descent and distribution. The death or disability of a holder of a non-qualified stock option will have the effect specified in the individual option agreement as determined by the Board.

15.	Privileges of Stock Ownership.

No person entitled to exercise any option or stock appreciation right granted under the 1994 Plan shall have any of the rights or privileges of a shareholder of the Company in respect of any shares of stock issuable upon exercise of such option or stock appreciation right until certificates representing such shares shall have been issued and delivered. No shares shall be issued and delivered upon the exercise of any option or accompanying stock appreciation rights unless and until there shall have been full compliance with all applicable requirements of the Securities Act of 1933 (whether by registration or satisfaction of exemption conditions), all applicable listing requirements of any national securities exchange on which shares of the same class are then listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery. Nothing herein shall be deemed to require the Company to apply for or to obtain listing, registration or qualification of any option or stock appreciation right granted or any stock issued or issuable under the 1994 Plan.

16.	Adjustments.

If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options may be granted under this 1994 Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in the outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share or other unit of any security covered by the option.

Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the property or more than eighty percent (80%) of the then outstanding stock of the Company to another corporation, the 1994 Plan shall terminate, and all options and stock appreciation rights theretofore granted hereunder shall terminate; provided, however, that notwithstanding the foregoing, the Board shall provide in writing in connection with such transaction for any or all of the following alternatives (separately or in combinations): (i) for the options and any accompanying stock appreciation rights theretofore granted more than six (6) months before such transaction to become immediately exercisable notwithstanding the provisions of paragraph 7 hereof, except the last sentence thereof; (ii) for the assumption by the successor corporation of the options and stock appreciation rights theretofore granted or the substitution by such corporation for such options and rights of new options and rights covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (iii) for the continuance of the 1994 Plan by such successor corporation in which event the 1994 Plan and the options and any accompanying stock appreciation rights theretofore granted shall continue in the matter and under the terms so provided; or (iv) for the payment in cash or stock in lieu of and in complete satisfaction of such options and rights.

Adjustments under this paragraph 16 shall be made by the Board, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the 1994 Plan on any such adjustment.

At the discretion of the Board, any option may contain provisions to the effect that upon the happening of certain events, including a change in control (as defined by the Board in the option) of the Company, any outstanding options and accompanying stock appreciation rights not theretofore exercisable shall immediately become exercisable in their entirety, notwithstanding any of the other provisions of the option.

17.	Amendment and Termination of 1994 Plan.

The Board may at any time suspend or terminate the 1994 Plan. Unless sooner terminated, the 1994 Plan shall terminate on February 24, 2004. No options may be granted under the 1994 Plan while the 1994 Plan is suspended or after it is terminated. The Board may also at any time amend or revise the terms of the 1994 Plan, provided that no such amendment or revision shall, unless appropriate shareholder approval of such amendment or revision is obtained, materially increase the number of shares which may be issued under the 1994 Plan, except as permitted under the provisions of paragraph 16, or change the minimum purchase price of incentive stock options set forth in paragraph 6, or increase the maximum term of incentive stock options provided for in paragraph 5, or materially modify the requirements as to eligibility for participation in the 1994 Plan, or materially increase the benefits accruing to participants under the 1994 Plan.

Notwithstanding the foregoing, no amendment, suspension or termination of the 1994 Plan shall, without specific action of the Board and the consent of the option holder, in any way modify, amend, alter or impair any rights or obligations under any option or accompanying stock appreciation right theretofore granted under the 1994 Plan.

Furthermore, notwithstanding the foregoing, any 1994 Plan provision that is a “plan provision” within the meaning of Rule 16b-3(c) (2) (ii) under the 1934 Act or any successor provision thereto, shall not be amended more than once every six (6) months other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended (if applicable), or the rules thereunder.

18.	Effective Date of the 1994 Plan.

Effectiveness of the 1994 Plan is subject to (i) the Common Stock being designated, or approved for designation, for inclusion in the NASDAQ National Market System and (ii) approval by the holders of the outstanding voting stock of the Company as hereinafter provided within twelve (12) months from February 25, 1994 the date the 1994 Plan was adopted by the Board of Directors. The 1994 Plan shall be deemed approved by the holders of the outstanding voting stock of the Company by (i) the affirmative vote of the holders of a majority of the voting shares of the Company represented and voting at a duly held meeting at which a quorum is present or (ii) the written consent of the holders of a majority of the outstanding voting shares of the Company. Any options granted under the 1994 Plan prior to obtaining such shareholder approval or designation or approval for designation for inclusion of the Common Stock in the NASDAQ National Market System shall be granted under the conditions that the options so granted: (1) shall not be exercisable prior to such approval and designation or approval for designation for inclusion, (2) shall not be exercisable prior to appropriate permits or approvals, if required, having been issued by or obtained from the appropriate state and federal securities authorities, and (3) shall become null and void if such shareholder approval and designation or approval for designation for inclusion is not obtained.

19.	Use of Proceeds

Proceeds from the sale of stock pursuant to options granted under the 1994 Plan shall constitute general funds of the Company.

20.	Compliance with Rule 16b-3

It is the intent of the Company that transactions under the 1994 Plan by persons subject to Section 16 of the 1934 Act generally be exempt under Rule 16b-3 under the 1934 Act. Accordingly, if any provision of the 1994 Plan or any agreement issued thereunder does not comply with the requirements of Rule 16b-3 as then applicable to such a transaction, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such transaction.

Unless an optionee could otherwise dispose of an option or other derivative security granted under the 1994 Plan, or shares of common stock issued upon exercise of an option, stock appreciation right or other derivative security granted under the 1994 Plan, without incurring liability under Section 16(b) of the 1934 Act, at least six months shall elapse from the date of acquisition of an option, stock appreciation right, or other derivative security under the 1994 Plan to the date of disposition of the option, stock appreciation right, or other derivative security (other than upon exercise or disposition of common stock) acquired upon exercise.